                                                                    EXHIBIT 12.1


[PRESTOLITE ELECTRIC LOGO]


Prestolite Electric Incorporated             Financial Information Contacts:
Corporate Headquarters                       Ken Cornelius, Vice President & CFO
2311 Green Road                              Dennis Chelminski, Vice President &
                                             Controller
Ann Arbor, Michigan 48105                    734-913-6600
   www.prestolite.com


                  PRESTOLITE ELECTRIC REPORTS RESULTS FOR 2003


     Ann Arbor, Michigan (March 10, 2004) -- Prestolite Electric Incorporated and its parent, Prestolite Electric Holding, Inc., today announced financial results for the year ended December 31, 2003. Sales of $195.2 million in 2003 generated adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and the special items discussed below) of $31.2 million. Sales increased 17% from 2002; EBITDA grew 23%. The Company reported a net loss of $5.8 million in 2003 compared to net income in 2002 of $1.0 million.

     "We enjoyed excellent performance in 2003 from our operations in North America, China and Argentina," said P. Kim Packard, Prestolite President and CEO. "We are especially pleased to report fourth quarter sales of $55.9 million and EBITDA of $8.1 million, our eighth quarter in a row of sequential growth in both sales and EBITDA."

     The $55.9 million of fourth quarter sales represented an increase of 10% from the third quarter of 2003 and an increase of 20% from the fourth quarter of 2002. Adjusted EBITDA as a percent of sales declined slightly in the quarter because of losses in South Africa and both product and customer mix in North America. Orders received by the company during the fourth quarter of 2003 exceeded sales by 34%, largely because of strong U.S. military demand.

     Prestolite ended 2003 with net debt of $99.1 million ($107.8 million of debt and $8.7 million of cash), down from $105.1 million at the end of 2002. At year-end 2003 the company had unborrowed loan commitments of $11.5 million in the United States and $3.3 million in the United Kingdom. The proceeds of the previously announced January 2004 sale of the company's facility in Acton, England for L25.2 million have further reduced debt in 2004.

                                               Prestolite Announces 2003 Results
                                                                          Page 2


     For the total year, personnel reductions, principally in the United Kingdom and a South Africa, caused a severance charge of $1.8 million. The previously announced decision to close the company's South African operation resulted in a non-severance charge of $5.2 million. Because the company uses variable accounting to record stock option expense, it recorded a $5.0 million stock option charge. The company recognized foreign exchange losses of $0.5 million but favorable translation adjustments of $5.4 million. The translation adjustments, generally due to the weakening of the U.S. dollar, were recorded as an element of net comprehensive income, below net income, as was a $2.1 million net-of-tax credit to reflect the company's minimum pension liability. The company recognized expense of $1.1 million resulting from efforts to sell the company. As previously announced, those efforts resulted in an agreement to sell the company to an affiliate of First Atlantic Capital, Ltd. Upon the closing of that sale, which is expected to occur in April 2004, Prestolite Electric Incorporated will call its 9.625% Senior Notes for redemption.

     Prestolite Electric Incorporated manufactures alternators and starter motors. These are supplied under the Prestolite Electric, Leece-Neville, and Indiel brand names for original equipment and aftermarket application on a variety of vehicles and industrial equipment. Genstar Capital Corporation controls 97.5% of the outstanding shares; management owns the balance.

     EBITDA is a widely accepted financial indicator of a company's operating performance and ability to service debt, but is not calculated the same by all companies. EBITDA should not be considered by an investor as an alternative to net income as an indicator of a company's operating performance or as an alternative to cash flow as a measure of liquidity. This release contains forward-looking statements that involve risks and uncertainties regarding the anticipated financial and operating results of the Company, including statements regarding the proposed closing date of the acquisition of the company by an affiliate of First Atlantic Capital, Ltd. and the redemption of the 9 5/8% Senior Notes Due 2008. These and other risks are detailed from time to time in Prestolite's periodic reports that are filed with the Securities and Exchange Commission, including Prestolite's annual report on Form 10-K for the fiscal year ended December 31, 2002 and quarterly report on Form 10-Q for the quarter ended September 30, 2003. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company

                                               Prestolite Announces 2003 Results
                                                                          Page 3


PRESTOLITE ELECTRIC HOLDING, INC.
CONSOLIDATED UNAUDITED BALANCE SHEET HIGHLIGHTS
(IN THOUSANDS OF DOLLARS)

                                                      Dec 31           Dec 31
                                                       2002             2003
                                                   ------------      ------------
Balance Sheet
-------------
    Cash                                           $      4,386      $      8,657
    Accounts receivable, net                             28,264            34,797
    Inventory, net                                       38,699            41,854
    Prepaid and other current assets                      2,675             2,601
                                                   ------------      ------------
       Total current assets                              74,024            87,909

    Property, plant and equipment, net                   33,032            30,587
    Deferred tax asset                                      -               2,982
    Investments                                             577               577
    Intangible assets, net                                7,441             7,471
    Other long term assets                                3,435             2,102
    Assets held for sale                                    -                 368
    Net assets of discontinued operations                 1,976             2,457
                                                   ------------      ------------
       Total assets                                $    120,485      $    134,453
                                                   ============      ============

    Current debt                                   $      4,315      $      4,193
    Accounts payable                                     16,118            20,581
    Accrued liabilities                                  15,006            16,925
                                                   ------------      ------------
       Total current liabilities                         35,439            41,699
    Long-term debt                                      105,125           103,573
    Other non-current liabilities                         9,955            10,574
    Deferred tax liabilities                                -               1,263
                                                   ------------      ------------
       Total liabilities                                150,519           157,109
    Minority interest                                     5,908             6,497
    Cumulative translation adjustment                   (13,589)           (8,147)
    Minimum pension liability                            (9,156)           (7,058)
    Other shareholders equity                           (13,197)          (13,948)
                                                   ------------      ------------
       Total liabilities and equity                $    120,485      $    134,453
                                                   ============      ============

Debt Summary:
-------------
       U.S. float                                  $        130      $        372
       United Kingdom                                     7,177             6,091
       South Africa                                         990             1,096
                                                   ------------      ------------
           Bank debt                                      8,297             7,559
    Senior notes                                         98,533            98,533
    Argentina - Mosal                                     1,040               641
    Capital leases & other                                1,570             1,033
                                                   ------------      ------------
       Total debt                                       109,440           107,766
    Less cash                                            (4,386)           (8,657)
                                                   ------------      ------------
       Net debt                                    $    105,054      $     99,109
                                                   ============      ============

                                               Prestolite Announces 2003 Results
                                                                          Page 4



PRESTOLITE ELECTRIC HOLDING, INC.
CONSOLIDATED UNAUDITED STATEMENT OF OPERATIONS
(IN THOUSANDS OF DOLLARS)

                                                                                          Years ended
                                                                      -----------------------------------------------------
                                                                         Dec 31              Dec 31              Dec 31
                                                                          2001                2002                2003
                                                                      -------------       -------------       -------------
Income Statement
   Net sales                                                          $     159,295       $     167,261       $     195,150
   Cost of goods sold                                                       127,025             126,543             148,141
                                                                      -------------       -------------       -------------
      Gross profit                                                           32,270              40,718              47,009
      Percent to sales                                                         20.3%               24.3%               24.1%

   Selling, general & administrative                                         22,253              22,171              23,995
   Writedown of South Africa                                                      -                   -               5,192
   Stock option charges                                                         647                (313)              4,997
   Severance                                                                  4,599               2,853               1,765
   Costs incurred to sell company                                                 -                   -               1,130
   Gain on senior note transactions                                            (660)               (431)                  -
   Additional Argentina bad debt provision                                    1,500                   -                   -
                                                                      -------------       -------------       -------------
      Operating income                                                        3,931              16,438               9,930

   Other (income) expense                                                        78                 (62)               (292)
   Real estate provision                                                          -               1,000                   -
   Loss on foreign exchange                                                     461               1,017                 501
   Interest expense                                                          13,241              11,252              11,046
   Minority interest expense                                                    950               2,541               2,611
                                                                      -------------       -------------       -------------
      Pretax income (loss)                                                  (10,799)                690              (3,936)
   Income taxes (benefit)                                                    (1,378)               (290)              1,880
                                                                      -------------       -------------       -------------
      Net income (loss) from continuing operations                           (9,421)                980              (5,816)
   Gain (loss) on sale of discontinued operations                            (1,600)                  -                   -
                                                                      -------------       -------------       -------------
      Net Income (loss)                                                     (11,021)                980              (5,816)
   Foreign currency translation adjustment                                   (7,943)             (2,119)              5,442
   Minimum pension liability                                                      -              (9,156)              2,098
                                                                      -------------       -------------       -------------
      Net comprehensive income (loss)                                 $     (18,964)      $     (10,295)      $       1,724
                                                                      =============       =============       =============

Income Statement Reconciliation
   Operating income                                                   $       3,931       $      16,438       $       9,930
   Other income                                                                 (78)                 62                 292
   Writedown of South Africa                                                      -                   -               5,192
   Stock option charges                                                         647                (313)              4,997
   Severance                                                                  4,599               2,853               1,765
   Costs incurred to sell company                                                 -                   -               1,130
   Gain on senior note transactions                                            (660)               (431)                  -
   Additional Argentina bad debt provision                                    1,500                   -                   -
   U K inventory reserve change                                                 520                   -                   -
   Depreciation                                                               7,385               6,044               7,171
   Amortization                                                               1,235                 745                 704
                                                                      -------------       -------------       -------------
      Adjusted EBITDA                                                 $      19,079       $      25,398       $      31,181
                                                                      =============       =============       =============

      Percent to sales                                                         12.0%               15.2%               16.0%

                                               Prestolite Announces 2003 Results
                                                                          Page 5



SALES AND EBITDA BY COUNTRY BY QUARTER
(MILLIONS OF DOLLARS)

                                                                  2002
                         2000      2001     ------------------------------------------------
      SALES              TOTAL     TOTAL       1Q        Q2        Q3        Q4      TOTAL
                        --------  --------  --------  --------  --------  --------  --------
   United States         $ 80.6    $ 77.8    $ 22.2    $ 23.8    $ 25.4    $ 26.1    $ 97.5
   United Kingdom          44.2      38.0       8.5       8.9       9.0       9.8      36.2
   Argentina               40.8      33.9       3.8       3.8       4.0       4.3      15.9
   South Africa            12.9       9.4       1.5       2.1       2.1       1.6       7.3
   China                      -       8.9       3.3       5.0       6.3       7.8      22.4
   Elim & Adj              (6.6)     (8.7)     (2.6)     (2.9)     (3.6)     (2.9)    (12.0)
                         ------    ------    ------    ------    ------    ------    ------
      Consol.            $171.9    $159.3    $ 36.7    $ 40.7    $ 43.2    $ 46.7    $167.3
                         ======    ======    ======    ======    ======    ======    ======

EBITDA
   United States         $ 12.2    $ 13.3    $  3.6    $  4.0    $  4.5    $  4.8    $ 16.9
   United Kingdom           5.6       5.8       1.2       1.4       1.3       0.8       4.7
   Argentina                2.4       1.0       0.5       0.9       1.0       1.2       3.6
   South Africa             0.7       0.5       0.1       0.2       0.2      (0.4)      0.1
   China                      -       2.3       0.8       1.4       1.4       2.3       5.9
   Corp & Other            (4.0)     (3.5)     (1.4)     (1.7)     (1.4)     (1.0)     (5.5)
   Inter Co Elimination       -      (0.3)     (0.2)      0.1       0.1      (0.3)     (0.3)
                         ------    ------    ------    ------    ------    ------    ------
        Consol.          $ 16.9    $ 19.1    $  4.6    $  6.3    $  7.1    $  7.4    $ 25.4
                         ======    ======    ======    ======    ======    ======    ======

  EBITDA Percentage
      United States        15.1%     17.1%     16.2%     16.8%     17.7%     18.4%     17.3%
      United Kingdom       12.7%     15.3%     14.1%     15.7%     14.4%      8.2%     13.0%
      Argentina             5.9%      2.9%     13.2%     23.7%     25.0%     27.9%     22.6%
      South Africa          5.4%      5.3%      6.7%      9.5%      9.5%    (25.0%)     1.4%
      China                   -      25.8%     24.2%     28.0%     22.2%     29.5%     26.3%
      Total                 9.8%     12.0%     12.5%     15.5%     16.4%     15.8%     15.2%

                                                2003
                           ------------------------------------------------
      SALES                   1Q        Q2        Q3        Q4      TOTAL
                           --------  --------  --------  --------  --------
   United States            $ 26.3    $ 27.2    $ 26.9    $ 28.6    $109.0
   United Kingdom              9.4       9.8      10.1      12.3      41.6
   Argentina                   4.5       7.1       7.1       6.0      24.7
   South Africa                2.1       2.4       2.6       2.4       9.5
   China                       5.3       4.1       6.9       8.7      25.0
   Elim & Adj                 (5.2)     (4.6)     (2.7)     (2.1)    (14.6)
                            ------    ------    ------    ------    ------
      Consol.               $ 42.4    $ 46.0    $ 50.9    $ 55.9    $195.2
                            ======    ======    ======    ======    ======

EBITDA
   United States            $  5.3    $  5.4    $  4.9    $  4.5    $ 20.1
   United Kingdom              1.5       1.5       1.4       2.6       7.0
   Argentina                   1.0       1.4       1.4       1.0       4.8
   South Africa                  -         -      (0.5)     (0.3)     (0.8)
   China                       1.3       0.8       1.7       2.4       6.2
   Corp & Other               (1.3)     (1.4)     (1.1)     (2.4)     (6.2)
   Inter Co Elimination       (0.3)     (0.1)      0.2       0.3       0.1
                            ------    ------    ------    ------    ------
        Consol.             $  7.5    $  7.6    $  8.0    $  8.1    $ 31.2
                            ======    ======    ======    ======    ======

  EBITDA Percentage
      United States           20.2%     19.9%     18.2%     15.7%     18.4%
      United Kingdom          16.0%     15.3%     13.9%     21.1%     16.8%
      Argentina               22.2%     19.7%     19.7%     16.7%     19.4%
      South Africa               -         -     (19.2%)   (12.5%)    (8.4%)
      China                   24.5%     19.5%     24.6%     27.6%     24.8%
      Total                   17.7%     16.5%     15.7%     14.5%     16.0%

     Sales above include intercompany sales for Argentina and South Africa and include sales to China (PEBL) for the United States and the United Kingdom. Certain sales adjustments allocated to country for 10-Q segment reporting are here included in "Eliminations & Adjustments."